CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 24, 2012 relating to the financial statements and financial highlights which appear in the June 30, 2012 Annual Reports to Shareholders of JPMorgan Large Cap Value Fund and JPMorgan Value Opportunities Fund (collectively the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights for the Acquiring Fund” and “Appendix B: Form of Agreement and Plan of Reorganization: Representations and Warranties” in such Registration Statement and under the headings “Financial Highlights” in the JPMorgan Value Opportunities Fund Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information dated November 1, 2012 for each of the Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 13, 2013